                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 20, 2009
                                                --------------------------------

                         AMERICAN ITALIAN PASTA COMPANY
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             (Exact name of registrant as specified in its charter)

           Delaware                   001-13403                84-1032638
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(State or other jurisdiction         (Commission             (IRS Employer
      of incorporation)              File Number)          Identification No.)

   4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri      64116
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            (Address of principal executive offices)           (Zip Code)

   Registrant's telephone number, including area code      (816) 584-5000
                                                     ---------------------------
                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain  Officers;  Election of  Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20,  2009,  the  Compensation  Committee  of American  Italian  Pasta
Company  (the  "Company")  approved  the annual cash bonus plan for all salaried employees  of the  Company for fiscal  2009.  The cash bonus plan  provides  for certain  incentive  amounts to be paid based on a percentage  of the  employee's base  salary and the  achievement  of  certain  threshold,  target  and  maximum earnings before taxes,  as adjusted,  net revenue and net debt  benchmarks.  For executive  officers of the Company in fiscal 2009,  the cash bonus plan provides for payments to Jack Kelly,  Walt George,  Paul Geist and Robert Schuller in the
amounts of $229,320, $131,899, $104,104 and $100,100 respectively, at threshold,
$327,600,  $188,428,  $148,720  and  $143,000,   respectively,  at  target,  and
$425,880, $244,956, $193,336 and $185,900, respectively, at maximum. Adjustments may be made to the final payouts to reflect individual performance evaluations.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date: January 26, 2009                 AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ Paul R. Geist
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                                            Paul R. Geist
                                            Chief Financial Officer